Exhibit 99.1

DYADIC REPORTS 2018 YEAR END RESULTS AND RECENT DEVELOPMENTS

•	Market capitalization more than doubled since January 2018

•	Company becomes a full reporting entity subject to the reporting requirements of Section 13(a) of the Securities and Exchange Act of 1934

•	Company has applied to have its common stock listed on the NASDAQ Capital Markets Exchange (“NASDAQ”)

•	Nine funded proof of concept research collaborations signed in 2018 and two new collaborations in 2019

•	Improved scientific data generated, reflecting strong C1 capabilities and new attributes

•	Continued strong financial position as of December 31, 2018

•	1.6 million shares repurchased during 2018

•	Two equity research analysts initiated their coverage

•	Recognized in the OTCQX® Best 50 in 2019

JUPITER, FL / ACCESSWIRE / March 27, 2019 Dyadic International, Inc. (“Dyadic”) (OTCQX: DYAI), a global biotechnology company focused on further improving and applying its proprietary C1 gene expression platform to speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales, today announced its financial results for the year ended December 31, 2018, and recent developments.

“2018 was another year of continued progress with many favorable milestones,” said Mark Emalfarb, Dyadic’s Chief Executive Officer. He further commented, “I am very pleased to report that we have signed nine funded research collaborations in 2018, including Sanofi-Aventis, and Mitsubishi Tanabe Pharma, which we previously announced, a collaboration with a top twenty pharmaceutical company in Q4 2018. In the first quarter of 2019, we signed two new research collaboration agreements both with top twenty-five pharmaceutical companies. These programs demonstrate that the market and the industry are taking notice of Dyadic and the perceived capability of our C1 gene expression platform. The Company has applied to have its common stock listed on the NASDAQ Capital Markets Exchange and we expect that our application will be approved by NASDAQ provided we maintain the minimum stock price requirement and clear the outstanding comments. We believe a NASDAQ listing will broaden our shareholder base by attracting new investors and ultimately, build long-term shareholder value.”

BUSINESS HIGHLIGHTS OF 2018 AND RECENT DEVELOPMENTS

•	Our market capitalization increased 118% from January 1, 2018 through March 26, 2019.

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On February 12, 2019, the SEC declared the Company’s Form 10 became effective. As such, the Company is subject to the periodic and current reporting requirements of Section 13(a) of the Securities and Exchange Act of 1934.

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On January 17, 2019, the Company filed an application to list its common stock on NASDAQ, and we expect that our application will be approved by NASDAQ provided we maintain the minimum stock price requirement and clear the outstanding comments.

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In 2018, we entered into nine proof of concept research collaborations to produce different types of biologic vaccines and drugs of interest for human and animal health applications, including Sanofi-Aventis, Mitsubishi Tanabe Pharmaceuticals, Israel Institute of Biologic Research (IIBR), a top twenty pharmaceutical company and two top tier academic institutions: Structural Genomics Consortium (SGC) (a part of the University of Oxford) and the Fraunhofer USA Center for Molecular Biotechnology.

•	In the first quarter of 2019, we signed two new funded proof of concept research collaborations both with top twenty-five pharmaceutical companies.

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Demonstrated that C1 can be used to express high productivity levels of different classes of biologics, including monoclonal antibodies (mAbs), antibody fragments (Fabs), bi-specifics, Fc-Fusions and Vaccines.

•	Demonstrated further increased levels of productivity of Certolizumab, as high as 2.6 grams per liter per day or 12 g/l in 4½ days.

•	Began to develop C1 downstream purification process for Certolizumab.

•	Success in demonstrating high productivity of Certolizumab in single-use bioreactors (SUB) as a proof of concept for the use of SUB for manufacturing various products.

•	Demonstrated further success in reaching high and promising expression levels of a specific antigen against

Exhibit 99.1

the Schmallenberg virus (SBV) in the ZAPI project.  The target expression level of the antigen against SBV was initially stated by ZAPI to be 100 mg/l, however, we have been able to demonstrate expression levels of this antigen from C1 at ~ 1780 mg/l or approximately 17x the initially stated expression level.

•	Further improved protein stability and productivity by eliminating additional targeted C1 protease genes.

•	Initiated an internal research project to express adeno-associated viral vectors (AAV).

•	Continued progress on glycoengineering of C1 to impart human glycosylation to C1 expressed glycoproteins.

•	Repurchased an additional 1.6 million shares of the Company’s common stock during 2018 under the company’s stock repurchase program.

•	Dyadic was named to the 2019 OTCQX® Best 50, a ranking of top performing companies traded on the OTCQX Best Market.

•	Zacks Small-Cap Research and Noble Capital initiated analyst coverage of Dyadic.

FINANCIAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 2018

At December 31, 2018, cash and cash equivalents were approximately $2.4 million compared to $5.8 million at December 31, 2017. The carrying value of investment grade securities, including accrued interest at December 31, 2018 was $39.1 million compared to $43.3 million at December 31, 2017.
As of December 31, 2018, there were approximately 26.7 million shares outstanding after purchases of approximately 1.6 million additional shares at a weighted average price of $1.40 per share in open market transactions under our stock repurchase program during the year of 2018.
Research and development revenue for the year ended December 31, 2018, increased to approximately $1,295,000 compared to $758,000 for the year ended December 31, 2017.
Cost of research and development revenue for the year ended December 31, 2018, increased to approximately $1,027,000 compared to $680,000 for the year ended December 31, 2017.

The changes in revenue and cost of research and development revenue reflect two research collaborations completed in 2017 and new research collaborations started in 2018.

Interest income for the year ended December 31, 2018, increased 58.1% to approximately $895,000 compared to $566,000 for the year ended December 31, 2017. The increase in interest income reflects higher yield on the Company’s investment grade securities, which are classified as held-to-maturity.
Provision for contract losses for the year ended December 31, 2018, was $0 compared to approximately $221,000 for the year ended December 31, 2017. The provision for contract losses recorded in 2017 was associated with the Company’s extended involvement in the ZAPI program.
Research and development expenses for the year ended December 31, 2018 increased to approximately $2,102,000 compared to $1,765,000 for the year ended December 31, 2017. The changes primarily reflect the costs of additional internal research activities with third-party contract research organizations.
Research and development expenses - related party, for the year ended December 31, 2018, increased to approximately $1,216,000 compared to $438,000 for the year ended December 31, 2017. The increase reflects the research and development costs related to the Company’s R&D Agreements with BDI, which started in July 2017.

General and administrative expenses for the year ended December 31, 2018, decreased 10.1% to approximately $4,523,000 compared to $5,030,000 for the year ended December 31, 2017. The decrease primarily reflects reductions in litigation costs of $541,000, legal costs of $236,000 and share-based compensation expenses of $158,000, partially offset by increases in business development and investor relationship costs of $217,000, and SEC registration related costs of $215,000.

Foreign currency exchange loss for the year ended December 31, 2018, was approximately $21,000 compared to a gain of $249,000 for the year ended December 31, 2017. The change reflects the reduction in cash balance carried in Euro and the currency fluctuation of the Euro in comparison to the U.S. dollar.

Exhibit 99.1

Net loss for the year ended December 31, 2018 was approximately $5.7 million, or $(0.21) per basic and diluted share, compared to a net loss of $2.1 million, or $(0.07) per basic and diluted share, for the year ended December 31, 2017. The change was primarily due to the receipt of a litigation settlement of $4.4 million in 2017.

CONFERENCE CALL INFORMATION

Dyadic management will host a conference call today, Wednesday, March 27, 2019, at 5:00 PM ET to discuss the financial results for the year ended December 31, 2018. In order to participate in the conference call, please dial (877) 407-8033 for U.S./Canada callers and +(201) 689-8033 for International callers or use webcast link: https://www.investornetwork.com/event/presentation/45367.

An archive of the webcast will be available approximately three hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com for a limited time. To access the replay of the webcast, please follow this link: https://www.investornetwork.com/event/presentation/45367. A dial-in replay of the call will also be available to those interested until April 27, 2019. To access the replay, dial (877) 481-4010 for U.S./Canada callers and +(919) 882-2331 for International callers and enter replay pass code: 45367.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Myceliophthora thermophila, named C1. The C1 microorganism, which enables the development and large scale manufacture of low cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs (such as virus like particles (VLPs) and antigens), monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Additionally, and more recently, Dyadic is also beginning to explore the use of its C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of Adeno-associated viral vectors (AAV) and certain metabolites. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. In particular, as the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic drugs to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers and, hopefully, improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic’s website at www.dyadic.com for additional information, including details regarding Dyadic’s plans for its biopharmaceutical business.

Dyadic trades on the OTCQX tier of the OTC marketplace. Investors can find real-time quotes, market information and financial reports for Dyadic in the Company’s annual and quarterly reports which are filed with the OTC markets. Please visit the OTC markets website at www.otcmarkets.com/stock/DYAI/quote.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. These forward-looking statements involve risks, uncertainties and other factors that could cause Dyadic’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Dyadic expressly disclaims any intent or obligation to update or revise any forward-looking statements to reflect actual results, any changes in expectations or any change in events. Factors that could cause results to differ materially include, but are not limited to: (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability,

Exhibit 99.1

purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic’s and third parties research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain our existing access to, and/or expand access to third party contract research organizations in order to carry out our research projects for ourselves and third parties; (7) competitive pressures and reliance on key customers and collaborators; (8) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of the C1 gene expression platform; and (9) other factors discussed in Dyadic’s publicly available filings, including information set forth under the caption “Risk Factors” in our December 31, 2018 Annual Report filed with the SEC on the Form 10-K on March 27, 2018. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.

Any opinions, estimates or forecasts regarding Dyadic’s performance made by analysts are theirs alone and do not represent opinions, forecasts or predictions of Dyadic or its management. Dyadic does not by its reference above or on the website, or by distribution, imply its endorsement of or concurrence with such information, conclusions or recommendations. Both analysts covering Dyadic have received compensation from Dyadic directly for providing certain investment banking and non-investment banking services to Dyadic.

Contact:

Dyadic International, Inc.
Ping W. Rawson
Chief Accounting Officer
Phone: (561) 743-8333
Email: prawson@dyadic.com

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2018	2017

Revenues:
Research and development revenue	$1,295,451	$758,420

Costs and expenses:
Costs of research and development revenue	1,027,278	680,197
Provision for contract losses	—	220,715
Research and development	2,101,628	1,765,474
Research and development - related party	1,215,536	437,621
General and administrative	4,522,676	5,030,354
Foreign currency exchange loss (gain), net	20,778	(249,059)
Total costs and expenses	8,887,896	7,885,302

Loss from operations	(7,592,445)	(7,126,882)

Other income:
Settlement of litigation, net	—	4,358,223
Interest income, net	894,532	566,146
Total other income	894,532	4,924,369

Loss before income taxes	(6,697,913)	(2,202,513)

Benefit from income taxes	1,006,157	66,694

Net loss	$(5,691,756)	$(2,135,819)

Basic and diluted net loss per common share	$(0.21)	$(0.07)

Basic and diluted weighted-average common shares outstanding	27,673,300	28,917,961

Exhibit 99.1

Consolidated balance sheet information:	December 31,
	2018*	2017*
`
Cash and cash equivalents	$2,386,314	$5,786,348
Investment securities, short-term, long-term and interest receivable	39,110,681	43,311,243
Prepaid research and development (current and non-current)	253,446	1,167,439
Total assets	43,300,807	50,744,159
Accumulated deficit	(33,043,113)	(27,351,357)
Stockholders’ equity	$42,451,169	$49,975,264

*Condensed from consolidated audited financial statements